BRF

September 2013

Disclaimer

The results of the second quarter 2013 consolidate the Companies of BRF S.A..

All statements contained herein with regard to the Company's business prospects, projected results and the potential growth of its business are mere forecasts, based on local management expectations in relation to the Company's future performance. Dependent as they are on market shifts and on the overall performance of the Brazilian economy and the sector and international markets, such estimates are subject to changes.

On July 13 2011, the Administrative Council for Economic Defense – CADE approved the Association between BRF and Sadia S.A., conditional on compliance with the provisions contained in the Performance Agreement -TCD, which was also signed on the same date. The documents with respect to this agreement are available in the website: www.brf-br.com/ir.

OVERVIEW

BRF OVERVIEW

- **3rd largest exporter in Brazil**, reaching more than 120 countries
- Responsible for **20% of the global poultry trade**
- 5th largest employer in Brazil
- **US$20,3 Billion market cap***
- Vertically-integrated business
- covering **98% of Brazil's territory**
- **61 industrial units,** 11 of which in foreign markets
- Diversified portfolio of **value-added processed food** (over 3,300 SKUs)
- **Investment grade** by Moody's/S&P/Fitch
- **Superior governance** and no single controlling shareholder (true corporation)



As of August 31, 2013

STRENGTHS OF BRF

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LIVESTOCK

- Partnership with +20,000 producers
- Natural resources => competitive advantages
- Traceability
- Sustainability

FOOD PROCESSING INDUSTRIALIZATION

- 50 plants in Brazil
- 11 plants abroad
- Innovation
- Quality
- Safety
- Scale

BRANDS & PORTFOLIO

Sadia

PERDIGÃO

Qualy Sadia

batavo

Elegê

SALES DISTRIBUTION

- 150,000 clients and 500,000 monthly deliveries in Brazil
- Brazilian territory coverage of 98%
- Reach 120 countries with 19 commercial offices
- Proprietary distribution in 7 countries

SUPPLY CHAIN IN BRAZIL

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UNITS / DC's / TSP's

50 / 33 / 50

EMPLOYEES IN SUPPLY

Over **14,000** direct and indirect
(Over **1,500** overseas)

VEHICLE FLEET

Over **7,500** trucks,
65 million Km/month

TRANSPORTED VOLUME

Over **2,000,000** tons/month

CHICKEN TRANSPORTATION

1.7 Billion heads/year

PORK TRANSPORTATION

10.4 Million heads/year

TURKEY TRANSPORTATION

30.2 Million heads/year

BEEF TRANSPORTATION

0.5 Million heads/year

MOST VALUABLE BRANDS IN THE FOOD SEGMENT IN BRAZIL AND LATIN AMERICA

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"US$ 1 BILLION" BRANDS







Sadia	Perdigão
1º **Most Valuable Brand in Brazil** (Isto É dinheiro magazine)	**2º** **Most Valuable Brand in Brazil** (Isto É dinheiro magazine)
1º **Most Valuable Brand in Latin America** (BrandZ, WPP e Millward Brown)	**2º** **Most Valuable Brand in Latin America** (BrandZ, WPP e Millward Brown)

Note: Ranking position considering only the food segment.

PORTFOLIO OVERVIEW

Processed/ Elaborated Meat

Specialty Meats

✓Sausages, salamis, hams, pates, bacon, sliced products



Frozen Meat

✓Hamburgers, meatballs,kibes, steaks, ready-to-eat, fish



Seasonal/Others





In Natura Meat

Poultry

✓ Whole chicken, cuts



Pork

✓Carcass, cuts, salted



Beef

✓ Cuts



Other Processed Products

Desserts

✓Sweets, Pies, mousses, sweet specialties, ice cream



Frozen foods / Dishes

✓Pastas, pizzas, frozen vegetables, french fries, salted pies, cheese bread, appetizers



Dairy

Processed

✓Yogurts, cheese, butter, cream, sauces, dairy drink



Qualy

Milk

✓Pasteurized, UHT, powder



Elegê

MARKET SHARE (VALUE)


1º
BRF
1º
BRF
1º
BRF
1º
BRF
1º
BRF
3º
BRF
53.0%
63.4%
63.1%
53.9%
56.7%
10.8%
Specialty meat
Frozen Processed Meat
Pastas
Pizzas
Margarines
Dairy Products

Source: A.C. Nielsen
Margarines and Dairy: base dec 2012/feb 2013; other categories jan/feb 2013.

HISTORICAL HIGHLIGHTS

2000
- Started Trading in the NYSE

2006
- Joined Bovespa's Novo Mercado Global equity offering of R$0.8 Bn Batavo acquisition

2007 and 2008
- Eleva acquisition
- Follow-on equity offering of R$0.9Bn

2009
- Merger with Sadia
- Batavia and Cotochés acquisition
- Follow-on equity offering of R$5.3Bn

2011 and 2012
- CADE approval
- TCD (Performance Agreement) conclusion
- Sadia's incorporation



brf
CAGR of 25% from 1998 to 2012
Net Revenues (R$ Bn)
NYSE
Batavo
NOVO MERCADO
Elegê
Cotochés
Sadia
1.3
1.6
1.9
2.5
3,0
3.9
4.9
5.1
5.2
6.6
11.4
20.9
22.7
25.7
28.5
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012

Net Debt/ Adj. EBITDA	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
	2.0x	0.5x	3.6x	1.3x	2.9x	2.8x	1.3x	1.0x	1.4x	0.5x	2.9x	3.6x	1.4x	1.7x	2.6x

Source: BRF

GLOBAL PLAYER



Market Capitalization (US$ Bn)
211.4
54.6
46.9
31.6
30.8
22.0
20.5
20.3
14.3
13.7
13.5
11.2
11.1
10.9
10.3
9.4
9.1
8.7
8.6
Nestlé
Mondelēz
DANONE
KRAFT
Kellogg's
HERSHEY'S
brf
BIMBO
ConAgra Foods
Campbell's
SMUCKER'S
Hormel
Fonterra
KERRY
Saputo
Tyson
JBS
World's 8th Largest Food Company

Notes
1 Does not include Heinz, which is being taken private
2 Based on Kraft share price performance prior to spin-off, and Mondelez share price after the transaction

Source Bloomberg August 31, 2013

ANNUAL FINANCIAL PERFORMANCE


Net Sales (R$ million)
13.3%
10.9%
22,681
25,706
28,517
2010
2011
2012


EBITDA Adjusted
(R$ million)
2,635
3,244
2,680
2010
2011
2012

NEW CYCLE ACCELERATION PROGRAM

THREE WORK FRONTS ESTABLISHED

Formation of working groups and "immersion" in the opportunities: operational diagnosis and short-term opportunities

Review of organizational structure: structure optimization and overhead adjustment

Strategic Planning: Strategic agenda and drivers of growth and profitability

WHAT HAVE THE WGS AND THE DIAGNOSIS IDENTIFIED?

SUMMARY OF THE MACRO ACTIONS OF THE WG'S

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- PLANNING
- GENERATE DEMAND
- SOURCE
- SUPPORT

Project value drivers

- Revenues increase
- Margins improvement
  - Pricing
  - MIX
  - Costs
- SG&A reduction
- Increase in assets TURNOVER

RESULT OF THE OPPORTUNITIES IDENTIFIED FOR THE WORKING GROUPS

brf

Source

Generate Demand

Identified Opportunities:

R$ 1.9 billion / year as from 2016

Investment estimative associated: R$ 800 MM

Planning

Support

Company management points out that any estimate with relation to these opportunities is essentially contingent on the success with which the identified processes are implemented as well as the approval of the associated investments and expenditure. In addition, our expectations are also conditional on factors over which the Company has no control, such as: changes in the market and the overall performance of the country, sector and the international markets. These estimates are therefore subject to eventual changes and may not be reached totally or partially.

STRUCTURE

STRUCTURE

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Expected Benefits: Right people in the right place with a structure which contributes to achieving results which satisfy all our stakeholders

To have **right people in the right place**

To have **very well defined roles & responsibilities** to be effective and adherent to the function exercised by each member of the company

Develop **robust processes** which are sustainable over time, **supported by control mechanisms, governance and ethics**

To have a model for **Integrated Management** which contributes to results which satisfy all our stakeholders

BRF: ORGANIZATIONAL MODEL IS COMPOSED BY 3 AXES...

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CEO

Financ., Adm. and IR

HR

Operations

Integrated Planning and Management Control

Marketing and Innovation

Channels

Brands and Categories

Market Inteligence and Innovation

R&D

Quality

Brazil

International

BUSINESS REGIONS:
Focus on the increase in Market Share and on the development of the region (local implementation of the strategy)

CORPORATE GLOBAL FUNCTIONS:
Definition of policies and support for global expansion with consistence.

MARKETING E INNOVATION:
Focus on market share over the long-term and in the expansion of the businesses critical to BRF, strategy for Categories, Channels, Global Branding, Positioning and Quality.

BRF: ORGANIZATIONAL MATRICIAL MODEL


CEO
•Corporate Relations
•PMO
•Strategic planning and M&A
Brazil
International
Marketing & Innovation
Financ., Adm. e IR
HR
Operations
Integrated planning and Management Control
GLOBAL AREAS RESPONSIBLE FOR KNOWLEDGE, CULTURE AND FOR ESTABLISHING POLICIES AND GUIDELINES
RESPONSIBILITY FOR THE DEVELOPMENT OF THE REGION
Growth and Market Share; Focus on "Go-to-market"; Local implementation of the strategy; Responsible for the P&L of the region

ORGANIZATIONAL STRUCTURE


CEO
Claudio Galeazzi
Corporate Relations
Plan., Strategy, M&A and PMO
Maurício Puliti
Brazil
Interna tional
Marketing & Innovation
Sylvia Leão
Financial, Adm. and IR
Leopoldo Saboya
HR
Gilberto Orsato
Operation
Nilvo Mittanck
Integrated Plan. & Mgment Control
Hélio Rubens
Retail
Luiz Lissoni
Food Services
Ely Mizrahi

STRATEGY

BRF BRAZIL STRATEGY

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INNOVATION

- ✓ New categories
- ✓ Markets
  - Healthiness and convenience


MAIONESE
Hidra

PRODUCTIVITY AND SYNERGY

- ✓ Logistics / Distribution
- ✓ Customer base
- ✓ Commercial investments

BRAND/PORTFOLIO DEVELOPMENT

- ✓ Sadia – "Balance"
- ✓ Perdigão – "Joy"
- ✓ Optimization of potfolio


PRATIQUE
UMA VIDA
MAIS GOSTOSA
Sadia


COPA PERDIGÃO
DO BRASIL 2013

DISTRIBUTION

- ✓ Improvement service level
- ✓ Dedicated platform for Food Service

BRF INTERNATIONAL STRATEGY

LOCAL PRODUCTION OF PROCESSED FOOD	• Expansion of processing facility at PlusFood Europe • Argentine operations (Quickfood, Danica) • Construction of processing facility in Middle East
ADVANCE IN DISTRIBUTION	• 45% of Saudi Arabia sales via Al-Wafi (fully-owned by BRF) • Proprietary distribution in 7 countries • Recent acquisition of Federal Foods (distributor in the UAE)
BRANDS	• Sadia is top of mind in Middle East • Paty in Argentina is the absolute leader in the segment

OBJECTIVE: REDUCE VOLATILITY AND ADVANCE IN THE VALUE CHAIN

BRF – STRONG FUNDAMENTALS

PREPARED TO FEED THE WORLD

- ✓ Proven track record
- ✓ Strong Brands in Packaged Food
- ✓ Broad Distribution
- ✓ Competitive production platform (Brazil)
- ✓ International Expansion
- ✓ Multiple growth opportunities

2Q13
RESULTS

2Q13 RESULTS HIGHLIGHTS

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✓<u>Net sales</u> of R$ 7.5 billion, increase of 10.0% compared to 2Q12 and 4.4% versus 1Q13

✓<u>Gross margin</u> of 24.9% in 2Q13, increase of 3.1 p.p. compared to 2Q12 and 1.4 p.p. versus 1Q13

✓<u>Adjusted EBITDA of</u> R$ 910 million, 61.0% higher, with adjusted EBITDA margin of 12.1% compared to 8.3% in 2Q12

✓<u>Net Income</u> of R$ 208 million and net margin of 2.8%

OPERATIONAL HIGHLIGHTS 2Q13

brf

✓ New Innovation Center in Jundiaí – Sao Paulo

✓ Opening of Japanese pork market to Brazil (Santa Catarina state) -- first shipment already executed in July

✓Bonds issuance (USD e BRL) totaling US$750 million with one of the lowest pricing ever for Brazilian corporates

✓Sponsorship of Rio 2016™ Olympic Games and Brazilian Football Confederation (CBF)

✓Final step of the logistic and distribution integration

OPERATING PROFIT EVOLUTION 1H13 vs 1H12

R$ million



+88.3%
1,000
800
600
400
200
0
549
240
245
1,034
DM 176
FS 18
Dairy 51
1H12 EBIT
Export Market
Brazil
(DM, FS, Dairy)
1H13 EBIT

2Q13 RESULTS
R$ million



GROSS PROFIT
Δ:+26.1%
+3.1pp
1,489
1,877
21.8%
24.9%
2Q12
2Q13
Δ:+26.2%
+2.8pp
2,833
3,574
21.5%
24.3%
1H12
1H13



EBIT
Δ:+79.1%
+2.6pp
281
503
4.1%
6.7%
2Q12
2Q13
Δ:+88.4%
+2.8pp
549
1,034
4.2%
7.0%
1H12
1H13

2Q13 RESULTS
R$ million

ADJUSTED EBITDA



Δ:+61.0%
+3.8pp
565
910
8.3%
12.1%
2Q12
2Q13



Δ:+60.6%
+3.7pp
1,097
1,762
8.3%
12.0%
1H12
1H13

NET INCOME



Δ:+3,163%
+2.7pp
6
0.1%
208
2.8%
2Q12
2Q13



Δ:+255.3%
+2.6pp
160
1.2%
567
3.8%
1H12
1H13

2Q13 RESULTS

R$ million

NET SALES


Δ:+4.4%
7,209
7,525
1Q13
2Q13

GROSS PROFIT


Δ:+10.6%
+1.4pp
1,697
1,877
23.5%
24.9%
1Q13
2Q13

ADJUSTED EBITDA


Δ:+6.7%
+0.3pp
853
910
11.8%
12.1%
1Q13
2Q13

NET INCOME


Δ:-41.9%
+2.2pp
359
208
5.0%
2.8%
1Q13
2Q13

ADJUSTED EBITDA *

R$ million



61.0%
3.8 p.p.
565
565
1,018
853
910
8.3%
7.9%
12.5%
11.8%
12.1%
2Q12
3Q12
4Q12
1Q13
2Q13
Adjusted EBITDA
Adjusted EBITDA Margin

* Adjusted EBITDA contemplates other operational results

NET SALES EVOLUTION



R$ million
10.0%
volume -6.1%
price/mix +17.2%
6,842
7,193
8,146
7,209
7,525
2Q12
3Q12
4Q12
1Q13
2Q13
11.8%
volume -5.6%
price/mix +18.4%
13,179
14,734
1H12
1H13

NET SALES BREAKDOWN 1H13



BY PRODUCT
Other Sales 3.7%
Food Service 4.9%
Dairy 9.2%
Poultry 33.7%
Processed 39.5%
Pork/ Beef 9.0%



BY MARKET
44.5% Export Market
55.5% Domestic Market

COST OF GOODS SOLD (COGS)

COGS/ sales VOLUME
(R$/kg)


12.4%
3.30
3.55
3.79
3.81
3.71
2Q12
3Q12
4Q12
1Q13
2Q13

SALES, GENERAL AND ADMINISTRATIVE EXPENSES (SG&A)

R$ million


1,155
1,197
1,315
1,105
1,259
16.9%
16.6%
16.1%
15.3%
16.7%
2Q12
3Q12
4Q12
1Q13
2Q13
% SG&A / Net Sales

FINANCIAL POSITION



LIQUIDITY
(Cash & Cash Equivalents)
R$ Billion
4.0
1.0
3.0
3.3
1.0
2.3
3.8
1.0
2.8
3.1
1.0
2.1
3.8
1.1
2.7
2Q12
3Q12
4Q12
1Q13
2Q13
Revolving Credit
Cash & Cash Eq.



NET DEBT
R$ Billion
10.1
6.3
3.8
2.7
1.9
0.8
7.4
4.4
3.0
Gross Debt
Cash & cash Eq.
Net Debt*

- ✓ **Debt issuance in capital markets**
  - US$500M: 10 years, yield to maturity of 4.135%
  - R$ 500M: 5 years, yield to maturity of 7.75%
- ✓ **Liability management**
  - Exchange offer of US$150M ; payment of other bank debt

* Including hedge positions

FINANCIAL POSITION

COSTS, TERMS AND PROFILE

	R$	US$	Total
Average Cost (Annual)	6.55%	5.30%	
Average Term (Years)	2.1	6.9	5.0


OTHERS 3%
RURAL 13%
BNDES AND OTHERS 16%
TRADE FINANCE 16%
CAPITAL MARKET 52%

DEBT MATURITY SCHEDULE
R$ million

2013	2014	2015	2016	2017 on	TOTAL
1,556	1,338	260	174	6,446	9,773

→ 918 (rural credit)

FINANCIAL LEVERAGE

R$ million


7,048
7,125
7,018
7,152
7,423
2.57
2.76
2.62
2.38
2.22
2Q12
3Q12
4Q12
1Q13
2Q12
Net Debt
Net Debt/ Adj. EBITDA
Net Debt
Net Debt /
Adjusted EBITDA

EXCHANGE RATE	=	R$ 2.02	R$ 2.03	R$ 2.04	R$ 2.01	R$2.22

✓ **Leverage reduction led by improved operating performance and discipline in capex and working capital, despite the USD appreciation**

INVESTMENTS 1H13

R$ million

CAPEX 1H13 =	1Q13	R$ 623
CAPEX 2H13 =	2Q13	R$ 390
	Total	R$1,013

TOTAL INVESTMENTS 1H13			
Biological Assets	R$ 255	→	R$ 500
Leasing ("L")	R$ 127		GUIDANCE 2013
Acquisitions/others	R$ 107		
CAPEX (excl. "L")	R$ 524	→	R$ 1,500
TOTAL	**R$ 1,013**		**R$ 2,000**


397
161
236
Growth
168
70
98
Support
86
25
61
Efficiency
255
134
121
Biological Assets
107
107
Acquisitions/ Others

L = related to "built to suit" projects of the Distribution Center (DC) of Salvador and the administrative office of Curitiba

1H13 LAUNCHES

brf


GREGO
Batavo

DOMESTIC MARKET
35 New SKUs


ساديا
Sadia


PRESUNTO DE PERU

FOOD SERVICE
12 New SKUs


CHICKEN McBITES

EXPORT MARKET
63 New SKUs


Batavo
GREGO
Batavo
GREGO

DAIRY
18 New SKUs


mini chefs

TOTAL 1H13: 128 LAUNCHES

DOMESTIC MARKET



DOMESTIC MARKET NET SALES EVOLUTION

R$ million

DOMESTIC MARKET NET SALES 1H13



4.2%
volume -9.5%
price/mix +15.2%
5,947
6,198
1H12
1H13

TCD ADJUSTED DOMESTIC MARKET NET SALES

Excluding net sales of divested assets and suspended categories in 1H12



+32.4%
volume +14.6%
Price/mix +15.5%
4,683
6,198
1H12
1H13

DOMESTIC MARKET



GROWTH
Net Sales
Volume
Price/mix
4.3%
-0.3%
-11.5%
0.5%
17.8%
-0.8%
2Q13 vs 2Q12
2Q13 vs 1Q13



EBIT
(R$ million)
+24.1%
+ 1.2 p.p.
- 45.9%
- 6.1 p.p.
182
417
225
6.1%
13.4%
7.3%
2Q12
1Q13
2Q13

- ✓ Innovation and portfolio improvement to mitigate TCD impacts



SHARE OF TOTAL
NET SALES 1H13
42.1%



EXPORT MARKET

EXPORT MARKET



GROWTH
Net Sales
Volume
Price/mix
19.4%
8.8%
4.9%
11.8%
13.8%
-2.7%
2Q13 vs 2Q12
2Q13 vs 1Q13



EBIT
(R$ million)
+237%
+ 4.1 p.p
Δ : + 525%
+ 5.3 p.p.
64
35
216
2.3%
1.1%
6.4%
2Q12
1Q13
2Q13

- ✓ Global demand and supply relatively balanced
- ✓ Profitability recovery compared to 2Q12



SHARE OF TOTAL NET SALES 1H13
43.8%

EXPORT MARKET – 2Q13

MIDDLE EAST

- ✓ Net sales increase due to price recovery
- ✓ Lower volumes due to inventory reduction process in 2Q12

NET SALES
(R$ million)

Volume
2Q13 vs 2Q12:
-9.2%



+13.5%
1,010
1,147
2Q12
2Q13



ساديا
Sadia

EUROPE

- ✓ Gradual price recovery process
- ✓ Stable situation despite the macroeconomic challenges

NET SALES
(R$ million)

Volume
2Q13 vs 2Q12:
+4.1%



+15,9%
449
520
2Q12
2Q13

EXPORT MARKET – 2Q13

EURASIA

- ✓ Ukraine ban of pork meat impacted volumes

NET SALES
(R$ million)


-34.1%
290
191
2Q12
2Q13

Volume
2Q13 vs 2Q12:
-41.2%


Сосиски куриные
Sadia

FAR EAST

- ✓ Opening of Japanese pork market to Brazil
- ✓ Launch of new Sadia processed products line in Hong Kong

NET SALES
(R$ million)


+11,8%
631
705
2Q12
2Q13

Volume
2Q13 vs 2Q12:
+1.7%

MERCADO EXTERNO – 2Q13

AMERICAS

- ✓ Increase in volume/net sales driven by incoporation of Quickfood business

NET SALES
(R$ million)

Volume 2Q13 vs 2Q12: +53.2%



+118.5%
263
574
2Q12
2Q13

AFRICA

- ✓ Strategy of gradually enhancing the portfolio

NET SALES
(R$ million)

Volume 2Q13 vs 2Q12: -7.7%



+6,4%
221
235
2Q12
2Q13



Sadia

FOOD SERVICE



FOOD SERVICE

GROWTH


Net Sales
Volume
Price/mix
2.0%
-1.3%
4.5%
-7.7%
10.5%
-5.6%
2Q13 vs 2Q12
2Q13 vs 1Q13

EBIT
(R$ million)


+14.3%
+ 1.1 p.p.
- 28.2%
- 3.8 p.p.
32
51
37
9.1%
14.0%
10.2%
2Q12
1Q13
2Q13


SHARE OF TOTAL NET SALES 1H13
4.9%

- ✓ Profitability recovery
- ✓ Reduction in volume related to pricing adjustment in certain categories – focus on value share

DAIRY



DAIRY

GROWTH



Net Sales
Volume
Price/mix
0.4%
8.8%
-18.8%
0.3%
23.6%
8.5%
2Q13 vs 2Q12
2Q13 vs 1Q13

EBIT
(R$ million)



+816%
+ 3.1 p.p.
Δ:-14.2%
-0.9pp
3.0
0.4%
29
4.4%
25
3.5%
2Q12
1Q13
2Q13

- ✓ UHT milk – pricing and adjustment of volume contributed positively to improve profitability
- ✓ Strategy of value added products and focus on cost reduction



SHARE OF TOTAL NET SALES 1H13 9.2%